Exhibit 3.1

Delaware The First State Page 1 5835332 8100 Authentication: 203097344 SR# 20260571469 Date: 02-13-26 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RELATIVITY ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF FEBRUARY, A.D. 2026, AT 4:48 O`CLOCK P.M.